UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2009

GHL ACQUISITION CORP.
(Exact name of registrant as specified in charter)

Delaware	001-33963	22-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, 23rd Floor, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 389-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 23, 2009, GHL Acquisition Corp. (“GHQ”) issued a press release announcing that GHQ’s stockholders approved the acquisition of Iridium Holdings LLC (the “Acquisition”) at the special meeting of stockholders held on September 23, 2009, and all of the additional proposals presented at the meeting. The closing of the Acquisition is expected to occur on or about September 29, 2009. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, on September 23, 2009, GHQ announced that its offering of 16,000,000 newly issued shares of its common stock was priced at $10.00 per share.  A copy of the press release dated September 23, 2009 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated September 23, 2009 on Meeting Results
99.2	Press Release, dated September 23, 2009 on Pricing of Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHL Acquisition Corp.

Date:	September 24, 2009	By:	/s/ Robert H. Niehaus
			Name:	Robert H. Niehaus
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press Release, dated September 23, 2009 on Meeting Results
EX-99.2	Press Release, dated September 23, 2009 on Pricing of Offering